JDA Software Group, Inc. NEWS RELEASE	Contact Information at End of Release

JDA Software Reports Preliminary Revenue Results for the Fourth Quarter 2011 and
Earnings Expectations for the Full-Year 2011

Full-Year 2011 Revenue and Earnings Expected to be in Line with the Company's Original Guidance

Software Revenue Weakness in North America Partially Offset by Continued
Software Revenue Strength in EMEA

JDA to Host Conference Call Today at 4:45pm EDT

Scottsdale, Ariz. - January 12, 2012 - JDA® Software Group, Inc. (NASDAQ: JDAS) (“JDA” or “the Company”), The Supply Chain Company®, today reported preliminary unaudited revenue for the fourth quarter ended December 31, 2011 is expected to be approximately $173 million, representing a 3% increase from the $168.8 million in revenue reported in the fourth quarter of 2010. For the year ended December 31, 2011, preliminary unaudited revenue is expected to increase 9% to approximately $670 million, which is in-line with the midpoint of the guidance range the Company provided for the full-year 2011.

Although JDA has not yet finalized its financial results for the fourth quarter of 2011, based upon its preliminary analysis, the Company reconfirms its original guidance for full-year 2011. The Company expects:

•	Adjusted EBITDA to be slightly above the midpoint of the Company's guidance range;

•	Adjusted earnings per share to be toward the high end of its guidance range; and,

•	Free cash flow, excluding litigation settlements, to be at or above the top end of its guidance range.

For clarity, the Company has included the original full-year 2011 guidance and the reconciliation from GAAP to non-GAAP guidance as originally presented on February 1, 2011, at the end of this press release.

JDA will host a conference call at 4:45 p.m. EDT today to discuss the preliminary unaudited results. The Company intends to formally issue its results for the fourth quarter of 2011 at 4:45 p.m. EDT on Tuesday, January 31, 2012.

JDA Software Reports Preliminary Financial Results for Fourth Quarter and Full-Year 2011
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Software and Subscription Revenue
For the fourth quarter of 2011, total software and subscription revenue is expected to be approximately $37 million, a 12% decrease from the $42.0 million reported in the fourth quarter of 2010. Software and subscription sales in the Americas region are expected to decline to approximately $21 million for the quarter ended December 31, 2011, from $31.0 million in the fourth quarter 2010. This decrease in the Americas was partially offset by continued strength in the Europe, Middle East and Africa (EMEA) region, where fourth-quarter 2011 sales are expected to increase more than 50% to approximately $12 million, from $7.9 million in the fourth quarter 2010. Software and subscription revenue in the Asia-Pacific region for the fourth quarter of 2011 is expected to increase more than 10%, from $3.0 million in the fourth quarter of 2010. The Company closed eight deals in excess of $1 million in the fourth quarter 2011, compared to 10 deals valued at more than $1 million, in the fourth quarter of 2010.

For the year ended December 31, 2011, preliminary unaudited software and subscription revenue is expected to be approximately $141 million, an increase of about 8% from $130.7 million in 2010, but below the software and subscription revenue guidance range of $145 million to $160 million.

Maintenance and Support Services Revenue
In the fourth quarter of 2011, maintenance revenue is expected to increase 4% to approximately $67 million, from $64.4 million in the fourth quarter of 2010. This increase was due to a continued strong retention rate of approximately 95% and the high level of attachment of maintenance contracts to new license deals. For the year ended December 31, 2011, preliminary unaudited maintenance revenue is expected to increase 8% to approximately $266 million, from $246.2 million in 2010.

Consulting Services Revenue
In the fourth quarter 2011, consulting services revenue is expected to increase 9% to approximately $68 million, from $62.4 million in the fourth quarter 2010.  For the year ended December 31, 2011, preliminary unaudited consulting services revenue is expected to increase 9% to approximately $262 million, from $240.3 million in 2010.

“Total revenue, adjusted EBITDA, adjusted EPS and free cash flow for the full-year 2011 are all expected to be consistent with, or better than our previous guidance,” said JDA President and Chief Executive Officer Hamish Brewer. “Nonetheless, we believed it was prudent to report to our shareholders the unanticipated shortfall we experienced in fourth quarter software license sales in North America, even as all other regions and all other revenue streams in North America were healthy and consistent with our expectations. We intend to use the first quarter to better understand our North American software customers' spending plans for 2012, and will factor our conclusions into our longer-term outlook.”

JDA Software Reports Preliminary Financial Results for Fourth Quarter and Full-Year 2011
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Conference Call Information
JDA will host a conference call at 4:45 p.m. EDT today to discuss the preliminary unaudited results for its fourth quarter ended December 31, 2011. To participate in the call, dial 1-877-941-4774 (United States) or 1-480-629-9760 (International) and ask the operator for the "JDA Software Group, Inc. Conference Call." A live audio webcast of the conference call can be accessed by logging onto www.jda.com in the Investor Relations section.

A replay of the conference call will begin on January 12, 2012 at approximately 7:45 p.m. EDT and will end on January 26, 2012. To hear a replay of the call over the Internet, access JDA's website at www.jda.com.

About JDA Software Group, Inc.
JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, is a leading global provider of innovative supply chain management, merchandising and pricing excellence solutions. JDA empowers more than 6,000 companies of all sizes to make optimal decisions that improve profitability and achieve real results in the discrete and process manufacturing, wholesale distribution, transportation, retail, and services industries. With an integrated solutions offering that spans the entire supply chain from materials to the consumer, JDA leverages the powerful heritage and knowledge capital of acquired market leaders including i2 Technologies®, Manugistics®, E3®, Intactix® and Arthur®. JDA's multiple service options, delivered via the JDA® Private Cloud, provide customers with flexible configurations, rapid time-to-value, lower total cost of ownership and 24/7 functional and technical support and expertise. To learn more, visit www.jda.com or e-mail info@jda.com.

JDA Investor Relations Contact:
Mike Burnett, GVP, Treasury and Investor Relations
mike.burnett@jda.com
480-308-3392

JDA Corporate Communications Contact:
Beth Elkin, Sr. Director, Corporate Communications
beth.elkin@jda.com
469-357-4225

JDA Software Reports Preliminary Financial Results for Fourth Quarter and Full-Year 2011
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ORIGINAL 2011 FULL-YEAR OUTLOOK

Software Revenue            $145 million - $160 million
Total Revenue             $650 million - $690 million
Adjusted EBITDA            $170 million - $185 million
Adjusted Earnings per Share        $2.00 - $2.20

Cash Flow from Operations        $115 million - $130 million
Less: Capital Expenditures        $25 million - $30 million
Free Cash Flow            $90 million - $100 million

JDA Software Reports Preliminary Financial Results for Fourth Quarter and Full-Year 2011
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JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Outlook for the Year Ended
	December 31, 2011
	Low	High
Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

Net Income (GAAP Basis)	$40,300	$48,200
Income tax provision	21,700	26,300
Interest expense and amortization of loan fees	25,500	25,500
Amortization of acquired software technology	7,000	7,000
Amortization of intangibles	38,500	38,500
Depreciation	15,500	16,500
EBITDA (earnings before interest, tax, depreciation and amortization)	148,500	162,000
Restructuring charges	5,000	5,000
Stock-based compensation	18,000	19,000
Interest income and other, net	(1,000)	(1,000)
Adjusted EBITDA	170,500	185,000

NON-GAAP EARNINGS PER SHARE

Income before income taxes (GAAP Basis)	$62,000	$74,500
Amortization of acquired software technology	7,000	7,000
Amortization of intangibles	38,500	38,500
Restructuring charges	5,000	5,000
Stock-based compensation	18,000	19,000
Adjusted income before income taxes	130,500	144,000
Adjusted income tax expense	45,700	50,400
Adjusted net income	$84,800	$93,600

Adjusted non-GAAP diluted earnings per share	$2.00	$2.20

Shares used to compute non-GAAP diluted earnings per share	42,500	42,500

JDA Software Reports Preliminary Financial Results for Fourth Quarter and Full-Year 2011
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“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. Specific examples of forward-looking statements in this press release include, but may not be limited to: (i) our preliminary estimates of total revenue, Adjusted EBITDA, Adjusted Earnings, free cash flow, total and regional software and subscription revenue, average sales price, maintenance and support services revenue, maintenance retention rates, and consulting services revenue; and, (ii) Mr. Brewer's statement regarding our expected financial performance for the full-year 2011. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to (x) the risk that our financial performance numbers included in this press release may be incorrect since we have not closed our financials for the fourth quarter or full-year 2011, and, consequently, such numbers are merely preliminary estimates; and (y) risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management's presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
The Company uses non-GAAP measures of performance, including adjusted net income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements.  Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company's results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company's management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company's non-GAAP financial measures:

•
Amortization charges for acquired software technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.

•
Amortization charges for other intangibles are excluded because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.

•
Restructuring charges are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exit an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.

•	Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.

•
Acquisition-related costs associated with the acquisition of i2, certain settlements related to inherited i2 litigation and the non-recurring transition costs to integrate the acquisition are significant non-routine expenses. Exclusion of these costs promotes period-to-period comparisons and transparency as we do not believe these costs are directly attributable to the operating performance of our business.

Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

JDA Software Reports Preliminary Financial Results for Fourth Quarter and Full-Year 2011
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Some of the limitations in relying on non-GAAP financial measures are:

•
Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

•
The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.

•	Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future.

•	Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.

We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company's financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors' ability to compare the Company's performance across financial reporting periods.

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, Ariz. 85260